                                                                   EXHIBIT 10.11

                                FIRST AMENDMENT
                    TO LEASE AGREEMENT DATED June 10, 1994
                                    BETWEEN
                         CONTINENTAL OFFICES LTD., AND
                  AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY
                  -------------------------------------------

     THIS AGREEMENT, dated July 3, 1996 between CONTINENTAL OFFICES LTD., as agent for the Owners of the beneficial interest in American national Bank and trust Company of Chicago Trust No. 40935, Landlord, having its office at Two Continental Towers, Suite 100, 1701 Golf Road, Rolling Meadows, Illinois, and AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, Tenant.

                                  WITNESSETH

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated June 10, 1994, (the "Lease");

     WHEREAS, the parties desire to amend the Lease to include additional space;

     NOW, THEREFORE, Landlord and Tenant agree as follows:

1. Effective August 1, 1996, Tenant shall lease an additional 2,432 rentable square feet on the first floor of Tower Two as shown on the attached Exhibit 'A' (the "Additional Premises").

2. Effective August 1, 1996, the Building as defined in Section 1(a) of the Lease shall be deleted and the following shall be inserted in its place:

     BUILDING:

     BUILDING ONE:                            BUILDING TWO:

     One Continental Towers             Two Continental Towers
     1701 Golf Road                     1701 Golf Road
     Rolling Meadows, Illinois 60008    Rolling Meadows, Illinois 60008

Wherever the term Building is used in the Lease it shall apply to both Building One and Building Two unless either of the terms Building On or Building Two is specifically used.

3. Effective August 1, 1996, Section 1(i) of the Lease shall be deleted and the following inserted in its place:

     Measurable Area of the Premises - Building One 7,050 Measurable Square Feet Measurable Area of the Premises - Building Two 2,133 Measurable Square Feet Measurable area of the Premises - 9,183 Measurable Square Feet

4. Effective August 1, 1996, Section 1(j) of the Lease shall be deleted and the following inserted in its place:

     Rentable Area of Building One 280,299 Rentable Square Feet
     Rentable Area of Building Two 280,607 Rentable Square Feet

5. Effective August 1, 1996, Section 1(l) of the Lease shall be deleted and the following inserted in its place:

     Rentable Area of the Premises - Building One 8,037 Rentable Square Feet Rentable Area of the Premises - Building Two 2,432 Rentable Square Feet
     Rentable Area of the Premises -              10,469 Rentable Square Feet

6. Effective August 1, 1996, the premises as defined in Section 2 of the Lease shall be amended to include "a portion of the west side of the first floor of Tower Two" as indicated on Exhibit 'A' attached hereto.

7. Effective August 1, 1996, the Annual Base Rent for the Additional Premises shall be Thirty-Eight-Thousand-Nine-Hundred-Twelve and 00/100 Dollars ($38,912.00) payable in equal monthly installments of Three-Thousand-Two-Hundred-Forty-Two-and-67/100-Dollars ($3,242.67).

8.   ADDITIONAL RENT CREDIT.  In additional to the rent credit stated in Rider
Section 29, Tenant shall receive rent credit in the amount of Thirty-Five-Thousand-One-Hundred-Fifty-and-00/100-Dollars amortized From August 1, 1996 through August 14, 1999 at Nine-Hundred-Sixty-Three-and-00/100-Dollars ($963.00) per month.

9. TENANT IMPROVEMENTS. Landlord will remodel the demised premises in accordance with Space Plan Scheme 8, dated June 25, 1996 and the office portion of space Plan SP-1, dated May 31, 1995. The cost of the remodeling work is estimated to be $59,719.00, based upon the scope described on Exhibit 'C'. Landlord will contribute $12,160.00 towards the cost of remodeling. Tenant has the right to use the balance of $10,749.23 remaining in their initial tenant construction allowance towards the cost of remodeling. Tenant will be sent an invoice within thirty (30) days after the completion of the remodeling for the remaining cost of the remodeling.

10.  BASE RENT ADJUSTMENT.  In addition to the Base Rent Adjustment stated in
Section 5(h)(iii), Tenant shall pay as additional rent a sum equal to three percent (3%) of $27,360.00 in lieu of a Consumer Price Increase commencing August 1, 1997 for said Additional Premises.

11. Notwithstanding anything to the contrary contained in Section 6(g) of the Lease, all electricity used in the Additional Premises in Building Two shall be separately metered and Tenant shall pay electric bills directly to the local electric utility company.

     Except as expressly modified in this Amendment, the Lease is ratified and confirmed in all respects.

TENANT                                           LANDLORD

American Schools of Professional                 Continental Offices Ltd, as
Psychology                                       agent for the owners of the
                                                 beneficial interest in American
                                                 National Bank and Trust of
                                                 Chicago Trust No. 40893

By:  ______________________________              By:  __________________________
Its:                   President                 Its:               President

ATTEST                                           ATTEST

By:  ______________________________              By:  __________________________
Its:                                             Its:   Executive Vice President

June 14, 1994

Mr, Robert Lullo
American Schools of
Professional Psychology
220 S. State Street
Suite 609
Chicago, Illinois  60604

Re:  Continental Towers Lease Agreement

Dear Mr. Lullo:

Enclosed please find a draft copy of the Lease Agreement.

Please call Faye Oomen with any questions or comments you may have.

Sincerely,


Julie Banaszek
Lease Administrator

                              NET LEASE - TOWER I

                               TABLE OF CONTENTS

TITLE                                      PAGE NO.
-----                                      --------
Access to Premises                               11
Alterations                                      11
Assignment----Subletting                         14
Base Rent Adjustment                              2
Basic Lease Provisions                            1
Care and Maintenance                             10
Certain Rights Reserved by the Landlord          17
Condition of Premises                             7
Default Under Other Lease                        22
Eminent Domain                                   13
Failure to Give Possession                        7
Good Faith Deposit                               23
Holding Over                                      8
Insurance                                        12
Landlord's Remedies                              19
Miscellaneous                                    24
Mortgage----Ground Lease                         16
Notices                                          23
Premises                                          2
Relocation of Tenant                             23
Rent                                              2
Services                                          5
Subrogation                                       3
Surrender of Possession                          22
Term                                              2
Untenantability                                  11
Use of Premises                                   8
Waiver of Claims and Indemnity                   16

                                LEASE AGREEMENT

1.   BASIC LEASE PROVISIONS
     ----------------------

     (a)  BUILDING:

          Continental Tower I
          1701 Golf Road
          Rolling Meadows, Illinois  60008

     (b)  LANDLORD AND ADDRESS:

          Continental Offices Ltd., as Agent for the Owners of the beneficial interest in American National Bank & Trust Company of Chicago Trust No. 40935
          1701 Golf Road
          Rolling Meadows, Illinois  60008

     (c)  TENANT AND CURRENT ADDRESS:

     Prior to Commencement of Lease:          After Commencement of Lease:


            Robert J. Lullo                   Robert J. Lullo
            American Schools of Professional  American Schools of Professional
              Psychology                        Psychology
            220 South State Street            220 South State Street
            Suite 609                         Suite 609
            Chicago, Illinois  60604          Chicago, Illinois 60604

     (d)  DATE OF LEASE:                                         June 10, 1994
                         -----------------------------------------------------

     (e)  LEASE TERM:     Five (5) Years
                       -------------------------------------------------------

     (f) COMMENCEMENT DATE OF TERM:                            August 15, 1994
                                     -----------------------------------------

     (g) EXPIRATION DATE OF TERM:                              August 14, 1999
                                   -------------------------------------------

     (h) BASE RENT, subject to adjustment as provided herein:

         ANNUAL BASE RENT:     One-Hundred-Twenty-Eight-Thousand-Five-Hundred-
                               -----------------------------------------------
                               Ninety-Two-Thousand-and-00/100
                               ------------------------------
                               ($128,592.00)

         MONTHLY BASE RENT:    Ten-Thousand-Seven-Hundred-Sixteen-and-00/100-
                               ----------------------------------------------
                               Dollars                          ($10,716.00)
                               ---------------------------------

     (i) MEASURABLE AREA OF THE PREMISES:  7,050 Measurable Square Feet
                                           -----

     (j) RENTABLE AREA OF THE BUILDING:     280,299    Rentable Square Feet
                                         -------------

     (k) RENTABLE AREA OF THE COMPLEX:      841,513    Rentable Square Feet
                                        --------------

     (l) RENTABLE AREA OF THE PREMISES:       8,037    Rentable Square Feet
                                         -------------

     (m) GOOD FAITH DEPOSIT:        None                         ($ - 0 -)
                               -------------------------------


     (n) BASE YEAR (for purposes of the Consumer Price Index adjustment):  N/A
                                                                          -----

2.   PREMISES.  Landlord hereby leases to Tenant, and Tenant accepts the demised
     --------
premises (hereinafter known as "demised premises" or "premises"), being a
                                                                        -
portion of the north side of the first floor of Tower One
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

and described in the plan attached hereto as Exhibit "A" in the Building described in Subsection 1(a) for the term and upon the conditions provided in the Lease, to be occupied and used by the Tenant to operate a college of higher education and no other purpose, subject to the agreements herein contained.

3.   TERM.  The term of this Lease shall commence on the date specified in
     ----
Subsection 1(f) (the "Commencement Date") and shall expire on the date specified in Subsection 1(g) (the "Expiration Date") unless sooner terminated as otherwise provided in this Lease.

4.   RENT.  The Tenant shall pay Base Rent as specified in Subsection 1(h) to
     ----
Continental Towers Associates I or to such other person or at such other place as Landlord may direct in writing, monthly in advance on or before the first day of each month of the term, except that the Tenant shall pay the first such monthly installment on the execution hereof. If the term commences other than on the first day of a month or ends other than on the last day of the month, the Base Rent for such month shall be prorated, and the prorated rent for the portion of the month in which the term commences shall be paid at the time of execution of this Lease in addition to the rent for the first full month. All such rent shall be paid without any set-off or deduction whatsoever. Unpaid rent shall bear interest at the rate set forth in Subsection 28(f), from the date due until paid. Time is of the essence of this Lease. SEE RIDER SECTION 29.

5.   BASE RENT ADJUSTMENT.  The Base Rent shall be adjusted in accordance with
     --------------------
the provisions of this Section 5.

          (a) The term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes and other ad valorem taxes), which may now or hereafter be levied or assessed against the land upon which the three Continental Towers office buildings stand and upon the buildings themselves (but not including the Commercium and enclosed parking facility), including the landscaping and surface parking areas that are appurtenant to said buildings, hereinafter collectively known as the "Complex". In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in Taxes for that year. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment apparatus, system and appurtenances used in connection with said Complex for the operation thereof. Taxes shall also include amounts paid to anyone hired by Landlord to contest the amount of any assessment of the Complex or the rate of taxation or the legality of the imposition of any component of the Taxes upon the Complex. The Taxes "attributable to" or "for" a calendar year for the purposes of this Lease shall be those assessed for such year, even though not due and payable until a subsequent year. If the Complex is not ninety-five percent (95%) occupied during all or a portion of any year, then Landlord may elect to make an appropriate adjustment of the Taxes for such year employing sound accounting and management principles, to determine the amount of Taxes that would have been attributed to the Tenant had the Complex been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Taxes for such year.

          (b) The term "Taxes Per Rentable Square Foot" shall mean Taxes divided by the Rentable Area of the Complex as provided in Subsection l(k) above.

          (c) "Expenses" shall mean and include all those costs and expenses of every kind and nature associated with the management, maintenance, repair, replacement, ownership and operation of the Building, landscaping and parking areas and the personal property used in conjunction therewith with the exception of costs of alterations of the premises of tenants of the Building, depreciation charges , interest and principal payments on mortgages, capital improvements which increase the number of square feet in the Complex, and expenditures for which Landlord has been reimbursed, including by payment from other tenants or insurance proceeds (other than pursuant to rent adjustment provisions in leases). If the Building is less than occupied during all or a portion of any year, then landlord shall make an appropriate adjustment of the Expenses for such year, employing sound accounting management principles to determine the amount of Expenses that would have been paid or incurred by the Landlord had the Building been occupied, and the amount so determined shall be deemed to have been the amount of Expenses for such year. Expenses for parking and landscaping areas will be allocated among tenants in the Building and the two other office buildings in the Complex in accordance with sound accounting and management principles.

          (d) The term "Expenses Per Rentable Square Foot" shall mean Expenses divided by the Rentable Area of the Building as provided in Subsection 1(j) above.

          (e) Tenant shall pay to Landlord, as additional rent, an amount equal to 1/12 of the sum of (i) Expenses per Rentable Square Foot, as estimated by Landlord in accordance with Subsection 5(i), multiplied by the Rentable Area of the Premises as set forth in Subsection 1(l), plus (ii) Taxes per Rentable Square Foot, as estimated by Landlord in accordance with Subsection 5(i), multiplied by the Rentable Area of the Premises as set forth in Subsection 1(l) above, plus (iii) a sum equal to three percent (3%) of $74,342.25 in lieu of a Consumer Price Increase, commencing the thirteenth month of the lease term. The rental as computed hereunder including adjustments for projections under Subsection 5(i) hereinbelow shall be referred to as Adjusted Monthly Base Rent. The amount payable for Expenses and Taxes shall be subject to readjustment based on actual experience as provided in Subsection 5(j).

          (f) For purposes of estimating Expenses and Taxes for any calendar year (including the first year that the Lease is in effect), Landlord shall make reasonable estimates, forecasts or projections (collectively, the "Projections") of Expenses, and Taxes for each year that the Lease is in effect. Landlord shall deliver to Tenant a written statement (i) setting forth the Projections of Expenses and Taxes for the appropriate calendar year, and (ii) providing a calculation of the adjustment to installments of Monthly Base Rent based on such Projections, to become effective as of January 1/st/ of each calendar year; provided, however, that the failure of Landlord to provide any such statement shall not relieve Tenant from its obligation to continue to pay and when Tenant receives such statement from Landlord, Tenant shall pay any increase (or receive credit for any decrease) to Adjusted Monthly Base Rent reflected thereby effective retroactively to the most recent preceding January 1/st/. If any unexpected increase (or decrease) in Expenses for the Complex increase or decrease of five percent (5%) or more in such Expenses, the Projections may be revised and the estimated Expenses payments shall be recalculated based upon the revised Projections. The Projections may also be revised whenever more current information is received about the Taxes, and, if revised, the estimated Taxes payments shall be recalculated based upon the revised Projections. After the end of each calendar year, the actual Expenses and Taxes shall be calculated and an appropriate adjustment made as provided herein.

          (g) As soon as reasonably feasible after the expiration of each calendar year, or at such later time as Landlord shall be able to determine the actual amounts of Expenses and Taxes for such calendar year, Landlord shall notify Tenant in writing of such actual amounts. If the total Adjusted Monthly Base Rent paid by Tenant during such calendar year exceeded the amount thereof payable for such calendar year based upon actual Expenses and Taxes for such calendar year, then Landlord shall credit such excess to installments of Adjusted Monthly Base Rent payable after the date of Landlord's notice until such excess had been exhausted, or if this Lease shall expire prior to full application of such excess, Landlord shall pay to Tenant the balance thereof not theretofore applied against Rent. If the Adjusted Monthly Base Rent based on actual Expenses and Taxes exceeds the projected Adjusted Monthly Base Rent paid by Tenant during such calendar year, then Tenant shall, within thirty (30) days after the date of written notice from Landlord, pay to Landlord an amount equal to the additional Adjusted Monthly Base Rent payable for the calendar year last ended based upon actual Expenses and Taxes for such year over the total Adjusted Monthly Base Rent paid by Tenant during such calendar year. The obligation to make such payments shall survive the expiration or earlier termination of the Term.

          (h) The Tenant or its representative shall have the right to audit the Landlord's books and records with respect to the items in the foregoing statements of Expenses and Taxes during normal business hours at any time within 30 days following the furnishing by the Landlord to the Tenant of such statements and after the execution by Tenant of a confidentiality agreement prepared by Landlord. Unless the Tenant shall take written exception to any item within thirty (30) days after the furnishing of the foregoing statement such statement shall be considered as final and accepted by the Tenant. Any amount due to the Landlord as shown on any such statement shall be paid by the Tenant within thirty (30) days after the Landlord shall have submitted the statement.

          (i) If the first year of the term of this Lease commences on any other than the first day of January, or if the last year of the term of this Lease ends on any day other than the last day of December, any payment due to the Landlord for Taxes, or Expenses, shall be prorated, and the Tenant shall pay any amount due to the Landlord within thirty (30) days after being billed therefor. This covenant shall survive the expiration or termination Of this Lease.

6.   SERVICES.  The Landlord, as long as the Tenant is not in default under any
     --------
of the covenants of this lease, shall furnish:

     (a) Air-cooling when necessary to provide a temperature condition required for comfortable occupancy of the demised premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M., Sundays and holidays excepted. Wherever heat generating machines or equipment are used by Tenant in the demised premises which effect the temperature, otherwise maintained by the air-cooling system, Landlord reserves the right to install supplementary air-conditioning units in the demised premises and the expense of installation shall be paid by Tenant. The expense resulting from the operation and maintenance of the supplementary air conditioning system shall be paid by the Tenant to the Landlord as additional rent at rates fixed by Landlord. The Landlord agrees to furnish heat to the demised premises, as required by law, on business days from 8: 00 A.M. to 6:00 P.M. , Saturdays from 8:00 A.M. to 1:00 P.M., Sundays and holidays excepted. If Tenant requests Landlord to supply heat or air conditioning at times other than such hours, then upon at least 24 hours advance notice to Landlord, Landlord will supply the necessary heat or air conditioning at rates set by Landlord;

     (b) Cold water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant in the demised premises with Landlord's written consent, and hot water in common with other tenants for lavatory purposes from regular Building supply. Tenant shall pay Landlord as additional rent at rates fixed by Landlord for water furnished for any other purpose. The Tenant shall not waste or permit the waste of water. If the Tenant fails to pay within five (5) days the Landlord's proper charges for water, the Landlord, upon not less than ten (10) days' notice, may, in addition to any other remedy provided in this lease, discontinue furnishing that service and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the demised premises or render Landlord liable for damages or relieve Tenant from any obligation;

     (c) Janitor service and customary cleaning in and about the demised premises, Saturdays, Sundays and holidays excepted. The Tenant shall not provide any janitor services or cleaning without the Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord;

     (d) Passenger elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 6:00 P.M., Saturdays from 8:00 A.M. to 1:00 P.M., Sundays and holidays excepted, and freight elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 5:00 P.M., Saturdays, Sundays and holidays excepted. Such normal elevator service, passenger or freight, if furnished at other times shall be optional with Landlord and shall never be deemed a continuing obligation. The Landlord, however, shall provide limited passenger elevator service daily at all times such normal passenger service is not furnished. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph;

     (e) Window washing of all windows on the exterior walls of the Building located in the demised premises, both inside and cut, at such times as shall be required in the Landlord's sole judgment;

     (f) A parking area as shown on Exhibit "B" to be used by Tenant, in common with Landlord and other tenants in the Complex, for passenger vehicles. The parking area will be maintained and repaired by the Landlord.

     (g) Electricity for standard lighting fixtures provided by Landlord and for Tenant's incidental uses. Maintenance of lighting fixtures and replacement of lamps shall be furnished by Landlord at Tenant's expense. In respect to such incidental uses, electricity will be furnished in the premises by Landlord to Tenant without charge, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of two watts per square foot of the premises; (ii) the electricity so furnished for incidental uses will be at nominal 120 volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding 20 amperes; and (iii) such electricity will be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to procure electricity for such excess incidental use requirements at the Tenant's expense by arrangement with Commonwealth Edison Company or other approved local utility.

     (h) The Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, repairs, renewals, improvements, alternations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of the Landlord to obtain fuel or supplies or any other cause or causes beyond the reasonable control of the Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of the Tenant's use and possession of the premises or any part thereof, or render the Landlord liable to the Tenant for damages, or relieve the Tenant from performance of the Tenant's obligations under this Lease.

7.   CONDITION OF PREMISES. The Tenant's taking possession shall be conclusive
     ---------------------
evidence as against the Tenant that the demised premises were in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to alter, remodel, decorate, clean or improve the demised premises, the Building or the Complex and no representation respecting the condition of the demised premises, the Building or the Complex have been made by the Landlord to the Tenant, unless the is contained herein, or made a part hereof, or in a written document signed by or its Agent. This Lease does not grant any rights to air over property.

8.   FAILURE TO GIVE POSSESSION.  If the Landlord shall be unable to give
     --------------------------
possession of the demised premises on the date of the commencement of the term f by reason of any of the following: (i) the Landlord has not completed its of the demised premises, (ii) the Landlord is unable to give possession of the demised premises by reason of the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date.
SEE RIDER SECTION 38. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the demised premises are available for occupancy by Tenant, and no such failure to give possession on the date of commencement of the term hereof shall affect the validity of this Lease or the obligations of the Tenant hereunder, nor shall the same be construed to extend the term of this Lease. If the demised premises are ready for occupancy prior to the date of the commencement of the term hereof and Tenant occupies the premises prior to said date, Tenant, shall pay rental including amounts stated in Section 5 for the period of occupancy prior to the date of the commencement of the term hereof at the proportionate rental to the rent reserved herein. The said demised premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the demised premises or any part thereof, or if special work, changes, alterations or additions required or made by Tenant in the layout or finish of the demised premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or shall be caused in whole or in part by delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the premises are ready for Tenant's occupancy, the decision of Landlord's architect shall be final and binding on the parties.

9.   USE OF PREMISES.  The Tenant shall occupy and use the demised premises
     ---------------
during the term for the purpose above specified in Section 2 and none other;

     (a) The Tenant will not make or permit to be made any use of the demised premises which conflicts with exclusive rights granted to any other Tenant or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which ray be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations; the Tenant shall not do, or permit to be done, any act or thing upon the demised premises which will be in conflict with fire insurance policies covering the Building of which the demised premises form a part. The Tenant, at its sole expense, shall comply with all rules, regulations or requirements of the local Inspection and Rating Bureau, or any other similar body, and shall not do, or permit anything to be done upon said premises, or bring or keep anything therein in violation of rules, regulations or requirements of the Fire Department, local Inspection and Rating Bureau, Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire insurance application to the Building;

     (b) any sign installed in the demised premises shall be installed by landlord at Tenant's cost and in such manner, character and style as landlord may approve in writing;

     (c) the Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building or Complex for any purpose other than that of business address of the Tenant, and shall never use any picture or likeness of the Building or Complex in any circulars, notices, advertisements or correspondence without the Landlord's express consent in writing;

     (d) the Tenant shall not obstruct or use for storage, or for any purpose other than ingress and egress the sidewalks, entrances, passages courts, corridors, vestibules, halls, elevators and stairways of the Building;

     (e) no bicycle or other vehicle, no dog or other animal or bird shall be brought or permitted to be in the Building or any part thereof;

     (f) the Tenant shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the demised premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building or Complex, and shall not do any act tending to injure the reputation of the Building or Complex;

     (g) the Tenant shall not install any musical instrument or equipment in the Building, or any antennas, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval in writing by the Landlord. The use thereof, if permitted, shall be subject to control by the Landlord to the end that others shall not be disturbed or annoyed;

     (h) the Tenant shall not waste water by tying, wedging or otherwise fastening open any faucet;

     (i) no additional locks or similar devices shall be attached to any door. No keys for any door other than those provided by the Landlord shall be made. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys to the demised premises and shall make known to the Landlord the explanation of all combination locks on safes, cabinets and vaults;

     (j) the Tenant shall be responsible for the locking of doors in and to the demised premises. Any damage resulting from neglect of this clause shall be paid for by Tenant;

     (k) the Landlord shall at the Tenant's expense, install and maintain all conduit and cable between (i) the Illinois Bell Demark Board in the Building and (ii) an agreed point of entry in the demised premises. Alternatively, Landlord may third party contractor to provide this service on an exclusive basis for the Building, in which case the Tenant shall pay such contractor directly for such installation and maintenance. The Tenant acknowledges that making building cabling the responsibility of a single party is reasonable and necessary to achieve security, efficiency, coordination and accountability. Whether building cabling is undertaken by the Landlord or an exclusive contractor, the Tenant agrees that neither the Landlord nor the contractor shall be liable for any loss, cost or damage suffered by the Tenant as a result of cabling installation and maintenance except to the extent caused by the negligence or willful misconduct of the party doing such work and that any such claim shall be limited to bodily injury, death or damage to property, the Tenant hereby waiving and releasing any claim for consequential damages resulting from an interruption of service.

     (l) shades, draperies or other forms of inside window covering must be of such shape, color and material as approved and installed by the Landlord;

     (m) the Tenant shall not overload any floor, safes, furniture and all large articles shall be brought through the Building and into the demised premises at such times and in such manner as the Landlord shall direct and at the Tenant's sole risk and responsibility. The Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the office of the Building or by a designated person before Building employees will permit any article to be removed;

     (n) unless the Landlord gives advance written consent in each and every instance, the Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the demised premises, or carry on any mechanical business therein, or use the demised premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or other articles hazardous to persons or property including firearms or other weapons;

     (o) the Tenant shall not place or allow anything to be against or near the glass or partitions, doors or windows of the demised premises which may diminish the light in, or be unsightly from the exterior of the Building, public halls or corridors;

     (p) the Tenant shall not install in the demised premises any equipment which uses an unusual amount of electricity without the advance written consent of the Landlord. "Unusual amount of electricity" shall mean any one or all of the following: (1) use of a lighting system which requires more electricity than the standard lighting fixtures provided in the Building by the Landlord; (2) the electrical load of electrical equipment (other than lighting) used in the premises exceeding an average of two watts per square foot of the premises; (3) electricity which is not at a nominal 120 volts;
     (4) electrical circuits with a capacity exceeding 20 amperes; (5) electricity used for equipment and/or accessories not normal for ordinary office use. If Landlord consents to such use of an unusual amount of electricity, the Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the demised premises, taking into account the capacity of the electric wiring in the Building and the demised premises and the needs of the other tenants in the Building and shall not use more than such safe capacity. The Landlord's consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity;

     (q) in addition to all other liabilities for breach of any covenant of this
     Section 9, the Tenant shall pay to the Landlord all damages caused by such breach also pay to the Landlord as additional rent an amount equal to any increase in insurance premium or premiums caused by such breach. Any violation to Section 9 may be restrained by injunction. The Tenant shall be liable to Landlord for all damages resulting from violation of any of
     Section 9. The Landlord shall have the right to make such reasonable rules and regulations as the Landlord or its agent may from time to time adopt on such reasonable notice to be given as the Landlord may elect. Nothing in this Lease shall be construed to noose upon the Landlord any duty or obligation to enforce provisions of this Section 9 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

10.  CARE AND MAINTENANCE.  Subject to the provisions of Section 13, the Tenant
     --------------------
shall, at the Tenant's own expense, keep the demised premises in good order, condition and repaired during the term. If the Tenant does not make repairs promptly and adequately, the Landlord may, but need not, make repairs, and the Tenant shall promptly pay the cost thereof. The Tenant shall pay the Landlord for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the demised premises are not made during ordinary business hours at the Tenant's request.

11.  ALTERATIONS.  There shall be no painting or decorating, carpet
     -----------
installation, or erection of any partitions, any alterations in or additions to the demised premises or any nailing, boring or screwing into the ceilings, walls or floors, without the Landlord's prior written consent in each and every instance. All such work shall be performed by or under the direction of Landlord, but at the cost of Tenant. The Landlord's decision to refuse such consent shall be conclusive.

     All additions, decorations, fixtures, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the demised premises, whether placed there by the Tenant or by the Landlord, shall, unless the Landlord requests their removal, become the Landlord's property and shall remain upon the demised premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Tenant. If, upon the Landlord's request for removal, the Tenant does not remove said additions, decorations, decorations, hardware, non-trade fixtures and improvements, the Landlord may remove the same and the Tenant shall pay the cost of such removal to the Landlord upon demand.

12.  ACCESS TO PREMISES.  The Tenant shall permit the Landlord to erect, use and
     ------------------
maintain pipes, ducts, wiring and conduits in and through the demised premises. The Landlord or Landlord's agents shall have the right to enter upon the premises, to inspect the same, to perform janitorial and cleaning services and to make such decorations, repairs, alterations, improvements or additions to the premises, the Building or the Complex as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon said demised premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part and the rent reserved shall in no way abate (except as provided in section 13) while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of the Tenant, or otherwise. If the Tenant shall not be personally present to open and permit an entry into said demised premises, at any time, when for any reason an entry therein shall be necessary or permissible, the Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefore (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) , and without in any manner affecting the obligations and. covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building, the complex or any part thereof, other than as herein provided. The Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby Building, land, street or alley, SEE RIDER SECTION 39.

13.  UNTENANTABILITY.  If the demised premises or 50% or more of the Rentable
     ---------------
Area of the Building is made untenantable by fire or other casualty, Landlord may elect:

     (a) to terminate this Lease of the date of the fire or casualty by notice to the Tenant within sixty after that date, or

     (b) proceed with all due diligence to repair, restore or rehabilitate the Building or the demised premises, in which event this Lease shall not terminate.

     In the event the Lease is not terminated pursuant to this provision, rent shall abate on a per diem basis during the period of untenantability. In the event of the Determination of this Lease pursuant to this section, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that the are partially damaged by fire or other casualty but are not made wholly untenantable, then Landlord shall, except during the last year of the term hereof, all due diligence to repair and restore the demised premises and the rent shall abate in proportion to the nonusability of the demised premises during the period of untenantability. If a portion of the demised premises are made untenantable as aforesaid during the last year of the term hereof, Landlord shall have the right to terminate this Lease as of the date of the fire or other casualty by giving written notice thereof to Tenant within thirty (30) days after the date of fire or other casualty, in which event, the rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

     In the event the premises or the Building is damaged by fire or other casualty resulting from the act or neglect of Tenant, its agents, contractors, employees or invitees, Tenant shall not be released from any of its obligations hereunder including, without limitation, its duty to repair the premises and its liability to Landlord for damages caused by such fire or other casualty and its duty to pay rent, which rent shall not be abated. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant (whether by rent abatement or otherwise).

     Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 13 to repair or restore any portion of the alterations, additions or improvements in the premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord at Landlord's cost, at the beginning of the term.

14.  INSURANCE.
     ---------

     (a) The Landlord shall maintain insurance covering the Complex (including Landlord Work in the Premises) against loss, damage or destruction by fire and the perils specified in the standard extended coverage endorsement.

     (b) Tenant, at Tenant's expense, shall purchase and maintain insurance during the entire term of the Lease for the benefit of Tenant and Landlord (as their interest may appear) with terms, coverages and in companies satisfactory to Landlord. Tenant agrees to adjust the amounts or type of coverage set forth herein if the customs or standards in the leasing community change during the term of this Lease, but initially Tenant shall maintain the following coverages in the following amounts: (i) Commercial General Liability Insurance on an occurrence basis with minimum limit of liability in an amount of $1,000,000 for bodily injury, personal injury, or death to any one person and $1,000,000 for bodily injury, personal injury or death to more than one person, and $1,000,000 with respect to damage to property including water and sprinkler damage for each occurrence; (ii) Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability of not less than $1,000,000 for bodily injury to any one person and $1,000,000 for each accident and $1,000,000 for property damage for each accident; and (iii) insurance against fire, with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of all leasehold improvements, its personal property, machinery, equipment, moveable partitions, office furniture, trade fixtures, and wall and floor coverings in the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clauses of the policies of insurance;
     (iv) Workman's Compensation insurance in not less than the statutory amounts as outlined by State of Illinois.

     (c) The policy referred to in Subsection 14(b) (i) shall name Landlord, beneficiaries of Landlord, and their respective agents and employees as of additional insureds and shall not provide for deductible amounts in excess $1, 000.00. Each policy referred to in Subsection

     14 (b) shall be issued by one or more responsible insurance companies reasonably satisfactory to Landlord and shall contain the endorsement that such insurance may not be canceled or amended without thirty (30) days' prior written notice to Landlord and its beneficiaries.

     (d) Tenant shall deliver to Landlord certificates of insurance of all Policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the commencement of the term and not less than ten (10) days prior to the expiration date of each policy.

15.  SUBROGATION.  The parties hereto agree to use good faith efforts to have
     -----------
any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with a subrogation clause providing substantially as follows: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when it is either permitted or, by the use of such good faith efforts could have been so permitted by the applicable policy of insurance." Landlord agrees to notify Tenant, prior to the commencement of the Term, if Landlord is unable to obtain a subrogation clause and Tenant agrees to notify Landlord if Tenant is unable to obtain such clause.

16.  EMINENT DOMAIN.  If the Building, or a substantial part of the demised
     --------------
premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to the Landlord Tenant's interest in such award, if any. Current rent shall be apportioned as of the date of such termination. If any part of the Building, other than the demised premises or any part of the Building not constituting a substantial part of the demised premises, shall so be taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, the Landlord shall have the right to cancel this Lease upon not less than ninety
(90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by the Landlord to the Tenant for the right of cancellation, and the Tenant shall have no right to share in the condemnation award or in any judgement for damages caused by the change of grade.

17.  ASSIGNMENT--SUBLETTING.  (a) Tenant shall not assign, hypothecate,
     ----------------------
mortgage, encumber, or convey this Lease or any interest under it; allow any transfer thereof or any lien upon Tenant's interest by operation of law or otherwise; sublet the whole or any part of the demised premises by anyone other than Tenant and its employees.

     If Tenant is a corporation, any dissolution, merger, consolidation or reorganization of Tenant or the sale or transfer of a controlling percentage of the capital stock of Tenant, whether by a single transaction or event or by cumulative transactions or events shall be deemed an assignment of this Lease, and shall be subject to the restrictions set forth above, If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law, of any partner or partners owning 51% or more of the partnership interest, whether by a single transaction or event or by cumulative transactions or events, or the dissolution of the partnership shall be deemed an assignment of the Lease and shall be subject to the restrictions set forth above. SEE RIDER SECTION 40.

     (b) Tenant shall not sublet the whole or any part of the premises without Landlord's prior written consent. In the event Tenant intends to sublease all or any portion of the premises, Tenant shall take the following actions:

     (i) Tenant shall first notify Landlord in writing of its intention to sublet prior to any advertising of same, hiring of brokers or contacting of potential subtenants, such notice shall identify the space proposed to be sublet, which space must be a legally leasable unit in compliance with all applicable ordinances and codes, and shall state the date on which Tenant requests that the sublet commence, which date shall be no less than one hundred eighty (180) days from the date of Tenant's notice.

     (ii) Landlord shall have thirty (30) days following the receipt of such notice to notify Tenant whether it elects to recapture the space Tenant has proposed to sublet. Landlord's failure to send such notice within such thirty (30) day period shall be deemed to mean Landlord has not elected to recapture the space.

     (iii) In the event the Landlord elects to recapture the space, it shall notify Tenant of its intent by service of a written notice of cancellation terminating that portion of the Lease covering the space Landlord has chosen to recapture, which may include all or any lesser portion of the space Tenant has proposed to sublet. In such event Landlord agrees that the space not recaptured by Landlord shall be a legally leasable unit.

           Tenant shall pay all costs of any construction necessary to accomplish the division of the space. The termination of the Lease as to the recaptured space shall be effective on the date specified by the Tenant in its notice pursuant to Subsection 17 (i) and (ii).

     (iv) In the event that Landlord elects to recapture any proposed sublet space under these provisions, the Base Rent, Rentable Area of the Premises and Measurable Area of the Premises as provided in Section 1 above shall be adjusted as of the termination date designated in the cancellation notice, and this Lease as so amended shall continue thereafter in full force and effect.

     (v) In the event that the Landlord elects not to recapture part or all of the proposed sublet space, Landlord shall so notify Tenant as set forth in (ii) above. Provided Tenant is not in default under the Lease and has fully complied with the terms of this Section 17, Tenant may then proceed to contact potential subtenants and shall have the option to sublet the non-recaptured space in accordance with the following provisions:

               (A) Tenant shall bear all costs and expenses associated with the subletting including, without limitation, any and all costs and expenses incurred by Landlord (if any).

               (B) Upon locating a suitable potential subtenant, Tenant shall notify Landlord in writing. Such notice shall state the name and address of the proposed subtenant and shall include a true and complete copy of the proposed sublease. Tenant shall also deliver to Landlord copies of all financial statements, credit reports and other such information in its possessions relating to the prospective subtenant. At Landlord's request, Tenant shall promptly secure and deliver any additional information Landlord deems necessary in order to evaluate the potential subtenant.

               (C) Landlord shall have fifteen (15) days from the date of its receipt of the last information provided by Tenant on the proposed subtenant, during which to evaluate such subtenant and decide whether to consent to the sublease. Landlord shall notify Tenant of its decision in writing, and, in the event that Landlord does not consent to the sublease, its notice thereof to Tenant shall include an explanation of its reasons for denying consent. In the event that Landlord consents to the sublease, Tenant may execute the sublease and collect all rents due thereunder subject to the provisions of subparagraph (D) below and subject to the subtenant's agreement to comply with all the terms of this Lease as they apply to the sublet space.

               (D) Following the execution of any sublease to which Landlord has consented and throughout the term thereof, Tenant shall pay Landlord sixty percent (60%) of all amounts received by Tenant in connection with subletting in excess of the rent for the sublet space Tenant is obligated to pay Landlord hereunder.

               (E) The use for which the premises or any part thereof may be sublet shall be only for lawful office use which is in keeping with the general character of the Building and Complex, which is not extra-hazardous on account of fire and which does not conflict with exclusive rights granted to any other tenant.

               (F) The granting consent by Landlord to Tenant for subletting of the premises or any part thereof shall not release Tenant from direct and primary liability under this Lease for the performance of all of the covenants, duties and obligations of Tenant hereunder, and Landlord shall retain its rights to enforce the provisions Of this Lease against Tenant or any subtenant without demand upon or proceeding in any way against any other person. consent to a particular sublease shall not be denied a consent to any other or subsequent transaction.

18.  WAIVER OF CLAIMS AND INDEMNITY.  To the extent permitted by law, the Tenant
     ------------------------------
releases the Landlord, its beneficiaries, and their respective agents and servants from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building, Complex or premises resulting from the Building, Complex or premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building or Complex or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or Complex or of any other person, including Landlord's agents and servants. This Section 18 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devises, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of the Landlord or of other tenants, occupants or servants in the Building or Complex or of any other person, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the demised Premises or to the Building or Complex or any part thereof, or whether to the Landlord or to other tenants in the Building or Complex, results from any act or neglect of the Tenant, its employees, agents, invitees and customers, the Tenant shall be liable therefor and the Landlord may, at the Landlord's option, repair such damage and the Tenant shall, upon demand by Landlord, reimburse the Landlord forthwith for the total cost of such repairs. The Tenant shall not be liable for any damage caused by its act or neglect if the Landlord or a tenant has recovered the full amount of the damage from insurance and the insurance company has waived its right of subrogation against the Tenant. All property belonging to the Tenant or any occupant of the premises that is in the Building, the Complex or the premises shall be there at the risk of the Tenant or other person only, and the landlord shall not be liable for damage thereto or theft or misappropriation thereof.

     Tenant agrees to indemnify and save the Landlord, its beneficiaries, and their agents and employees harmless against any and all claim, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from Tenant's occupancy of the demised premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant pursuant to the terms of this Lease, or from any act or negligence its agents, servants, employees or invitees, in or about the demised premises. In case of any action or proceeding brought against Landlord, its beneficiaries, or their respective agents or employees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

19.  MORTGAGE-GROUND LEASE.  Landlord may execute and deliver a mortgage or
     -------- ------------
trust deed in the nature of a mortgage, both sometimes hereinafter referred to as "Mortgage" against the Building, the Complex or any interest thereon, and may sell and lease back the underlying land on which the Building is situated, or which forms a part of the Complex. This Lease and the rights of Tenants hereunder shall be and are hereby made expressly subject and subordinate at all times to any such Mortgage and/or ground lease, now or hereafter existing and all amendments, modifications and renewals thereof and extensions, consolidations or replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver such further instruments subordinating this Lease to said mortgage or ground lease as may be requested in writing by Landlord from time to time. Tenant hereby appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments in the event Tenant fails to do so.

     Should any Mortgage affecting the Building or Complex be foreclosed or if any ground or underlying lease be terminated:

     (a) The liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Building or Complex and such liability shall not continue or survive after further transfer of ownership,

     (b) Upon request, of the mortgagee or trustee, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, or if any ground or underlying lease be terminated for any reason, Tenant will attorn as Tenant under this Lease to the ground lessor under the ground lease and will execute such instruments as may be necessary or appropriate to evidence such attornment.

     Tenant covenants and agrees to give any mortgagee and/or trust deed holders, by certified or Registered Mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such mortgagee and/or trust deed holder, Tenant further covenants and agrees that if Landlord shall have failed to cure any default within thirty (30) days after Tenant gives notice of the default, the mortgagee and/or trust deed holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be aired within that time, then such additional time as may be necessary if within such them (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) , in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

20.  CERTAIN RIGHTS RESERVED BY THE LANDLORD.  The Landlord reserves and may
     ---------------------------------------
exercise the following rights without affecting Tenant's obligations hereunder:

     (a) to change the name or street address of the Building or Complex;

     (b) to install and maintain a sign or signs on the interior or exterior of the Building or Complex;

     (c) to have access for the Landlord and other tenants of the Building to any mail chutes located on the demised premises according to the rules of the United States Post Office;

     (d) to designate all sources furnishing sign painting and lettering, drinking water, towels, coffee service, and toilet supplies, lamps and bulbs used on the demised premises;

     (e) to decorate, remodel, repair, alter or otherwise prepare the demised premises for reoccupancy if Tenant vacates the demised premises prior to the expiration of the term;

     (f) to retain at all time pass keys to the demised promises;

     (g) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or Complex;

     (h) to exhibit the demised premises to others;

     (i) to close the Building after regular working hours and on the legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which ray include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building;

     (j) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or premises only at such times and in such manner as landlord shall direct and in all events, however, at Tenant's sole risk and responsibility;

     (k) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the praises, the Building or to the Complex, as may be necessary or desirable for the safety, protection or preservation of the premises, the Building or the Complex or the Landlord's interest, or as may be necessary or desirable in, the operation of the Building or Complex.

     The Landlord may enter upon the demised premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant, and without abatement of rent or affecting any of the Tenant's obligations hereunder.

21.  HOLDING OVER.  If the Tenant retains possession of the demised premises or
     ------------
any part thereof after the termination of the term or any extension thereof, by lapse of time or otherwise, the Tenant shall pay the Landlord the monthly rent, at 150% the rate payable for the month immediately preceding said holding over (including amounts for Taxes, Expenses and Consumer Price Increases, or any other applicable increases which Landlord may reasonably estimate), computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that the Tenant thus remains in possession, and in addition thereto, Tenant shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of Possession.

22   LANDLORD'S REMEDIES.  All rights and remedies of the Landlord herein
     -------------------
enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

     (a) If any involuntary action or proceeding under any section or sections of any bankruptcy act in any court or tribunal shall adjudge or declare Tenant insolvent or unable to pay Tenant's debts, or if any voluntary petition or similar proceeding under any section of any bankruptcy act shall be filed by Tenant in any court or tribunal to declare Tenant insolvent or unable to pay Tenant's debts, then and in any such event Landlord may, if Landlord so elects but riot otherwise, and with or without notice of such election, and with or without entry or other action by Landlord, forthwith terminate this Lease, and notwithstanding any other provision of this Lease, Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the Base Rent specified in section 1 of this Lease, as adjusted, pursuant to Section 5, for the residue of the stated term thereof, less the present value of the fair rental value of the premises for the residue of the stated term.

     (b) If the Tenant defaults in the payment of rent, and the Tenant does not cure the default within five (5) days after demand for payment of such rent or if the Tenant defaults in the prompt and full performance of any other provisions of this Lease, and the Tenant does not cure the default within twenty (20) days after written demand by the landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith) or if the leasehold interest of the Tenant be levied upon or be attached by process of law, or if the Tenant makes an assignment for the benefit of creditors or admits its inability to pay its debts, or if a receiver be appointed for any property of the Tenant, or if the Tenant abandons the premises, then and in any such event the Landlord may, if the Landlord so elects but not otherwise, and with or without notice of such election, and with or without any demand whatsoever, either forthwith terminate this Lease and the Tenant's right to possession of the premises, or without terminating this Lease, forthwith terminate the Tenant's right to possession of the premises.

     (c) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord full and free license to enter into and upon the premises in such event with or without process of law and, to repossess the premises and to expel or remove the Tenant and any others who my be occupying or be within the premises and to remove any and all property therefrom, using force as may be necessary without being denied in any manner guilty of trespass, eviction or forcible entry or and without relinquishing the Landlord's right to rent or any other right given to the Landlord hereunder or by operation of law.

     (d) If the Tenant abandons the premises or otherwise entitles the Landlord so to elect, and the landlord elects to terminate the Tenant's right to possession only, without terminating the Lease, the Landlord may, at the Landlord's option, enter into the premises, remove the Tenant's sign and other evidences' of Tenant and take and hold possession thereof as in subsection (c) of this Section 22 provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligation to pay the rent hereunder for the full term, and in any such case the Tenant shall pay forthwith the Base Rent specified in Section 1 of this Lease as adjusted in accordance with Section 5, for the residue of the stated term plus any other sum then due hereunder less the present value of the fair rental value of the demised premises for such period. In the alternative, upon and after entry into possession without termination of the Lease, the Landlord shall use its best efforts to relet the premises or any part thereof for the account of the Tenant to any person, firm or corporation for such rent for such time and upon such terms as the Landlord in the Landlord's sole discretion shall determine, and the Landlord shall not be required to observe any instruction given by the Tenant about such reletting. In any such case, the Landlord may make repairs, alterations and additions in or to the premises, and redecorate the same to the extent deemed by the Landlord necessary or desirable, and the Tenant shall, upon demand, pay the cost thereof, together with the Landlord's Expenses of the reletting. If the consideration collected by the Landlord upon any such reletting for the Tenant's account is not sufficient to pay monthly the full amount of the rent reserved in this lease, together with the costs of repairs, alterations, additions, redecorating and the landlord's expenses, the

     Tenant shall pay to the Landlord the amount of each monthly deficiency upon demand. If the Landlord, in attempting to mitigate the damages caused by Tenant's removal from the premises, leases to another entity ("New Lease") for longer than the remainder of the term of this Lease, the rental for the remainder of the term of this lease for purposes of this section shall be deemed to be the average rental payments under the New Lease for the remainder of the term of this lease. "Average rental payments under the New Lease" shall be deemed to mean rental payments (net of abatements and rent credits) under the New Lease, after, deducting the costs of leasing, including, but not limited to, expenses incurred in repairing, altering or redecorating the premises, broker's costs, and attorney's fees in connection with the New Lease, divided by the number of months in the New Lease. All rentals and other costs under the New lease shall be discounted to the due dates of payments due under this Lease, at the prime rate then in existence at The First National Bank of Chicago or bank of similar size if The First National Bank of Chicago is no longer in existence at the time this provision becomes operational. Notwithstanding anything in this subsection to the contrary, in no event shall Landlord be required to pay Tenant any excess of the rent it receives under the New Lease over the rent hereunder.

     (e) The Tenant hereby constitutes and irrevocably appoints any attorney of any court to be the true and lawful attorney of the Tenant, and, in the name, place and stead of the Tenant, to appear for and on behalf of the Tenant in any court of record at any time, and from time to time, after default hereunder in any suit or suits brought against the Tenant for the enforcement of any rights hereunder by the Landlord, to waive the issuance and service of process and trial by jury, and, from time to time, to confess judgment or judgments in favor of the Landlord and against the Tenant for any rent and interest therein due hereunder by the Tenant to the Landlord, for costs of suit and for a reasonable attorney's fee in favor of the Landlord to be fixed by the court, and to release all errors that may occur or intervene in such proceedings, including the issuance of execution upon any such judgment, and to stipulate that no appeal shall be prosecuted from such judgment or judgments, or that no proceedings in chancery or otherwise shall be filed or prosecuted to interfere in any way with the operation of such judgment or judgments or of any execution issued thereon or with any supplemental proceedings taken by the Landlord to collect the amount of any such judgment or judgments, and to consent that execution on any judgment or decree in favor of the Landlord against the Tenant may issue forthwith.

     (f) Any and all property which may be removed from the premises by the Landlord pursuant to the authority of the Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not retaken from storage by the Tenant within thirty (30) days after the end of the term, however terminated, shall be conclusively presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the landlord to the Tenant.

     (g) Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity; and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the demised premises and relet the same under order of court. In addition to any statutory lien for rent in Landlord's favor, landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contracts rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed there from without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this lease, Landlord shall have, in addition to any other remedies provided herein or by law including without limitation the right to sell the property described in this Article at public or private sale upon five (5) days' notice to Tenant. Tenant hereby agrees to execute such financing statements and other documents necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

     (h) The Tenant shall pay upon demand all the Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by the Landlord in any litigation, negotiation or transaction in which the Tenant causes the Landlord, without the landlord's fault, to become involved or concerned specifically including, without limitation, any litigation required by landlord to enforce its rights or remedies pursuant to this Lease.

23.  DEFAULT UNDER OTHER LEASE.  If the term of any lease, other than this
     -------------------------
lease, made by the Tenant for any demised premises in the Building or Complex shall be terminated or terminable after the making of this lease because of any default by the Tenant under such other lease, such fact shall empower the Landlord, at the landlord's sole option, to terminate this Lease by notice to the Tenant.

24.  SURRENDER OF POSSESSION.  Upon the expiration or other termination of the
     -----------------------
term of this Lease, Tenant shall quit and surrender to Landlord the premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its property. Landlord shall remove all telephone and other communication cable from the plenum areas, wall cavities and risers at Tenant's expense.

     If the Tenant does not remove its property of every kind and description from the demised premises prior to the end of the term, however ended, the Tenant shall be conclusively presumed to have conveyed the same to the landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant and the Landlord may remove the same and the Tenant shall pay the cost of such removal to the Landlord upon demand.

     Not later than sixty (60) days before this Lease terminates or Tenant vacates the premises, Tenant shall give Landlord written notice of its intended departure and shall schedule a joint inspection with Landlord of the premises in preparation for Tenant's vacation of the premises. At such joint inspection with Landlord shall prepare a list of the following items for Tenant to resolve before vacating the premises:

     1) repairs and restorations that will need to be made to the premises before vacation, if any;

     2) equipment and/or fixtures that may be removed, and a procedure that must be followed in order to remove such items from the Building, which may include a "check out" procedure with an employee of Landlord at the Building;

     3) equipment and/or fixtures that may not be removed from the premises because they rightfully belong to Landlord.

     Tenant shall have ten (10) days after receipt, of said list from Landlord to notify Landlord of any discrepancies it notes on said list. If Tenant does not so notify Landlord, said list shall be binding on Tenant, and shall be binding upon Landlord except to the extent that, because of hidden problems, Landlord could not reasonably ascertain whether certain repairs and/or restoration would be needed until vacation of the premises. In any event, if Tenant fails to arrange such joint inspection, any list of needed restoration or repairs prepared by Landlord as a result of Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

25.  NOTICES.  Notices shall be in writing,
     -------

     (a) Notices shall be effectively served by Landlord upon Tenant in any one of the following manners:

               By forwarding through Certified or Registered Mail, postage prepaid, to Tenant at the corporate address shown in Subsection 1(c), in which case the time of mailing shall be the time of notice; or

     (b) Notices shall be effectively served by Tenant upon Landlord when addressed to Landlord and served either:

               By forwarding through Certified or Registered Mail, postage prepaid, to Landlord at the address shown in Subsection 1(b).

     The addresses for notices shall be those addresses shown in Section 1 or if notified in writing of another address by either party, at such latter address.

27.  GOOD FAITH DEPOSIT.  Tenant agrees to deposit with Landlord, upon the
     ------------------
execution of this Lease, the sum set forth in Subsection 1(m) above as security for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this lease.

Landlord shall have no obligation to segregate the amount so deposited from its other funds. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of the Adjusted Monthly Base Rent, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any such rent in default, or for any other sum which the Landlord may expend or be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency shall have accrued before or after any re-entry by Landlord. If any of the deposit shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the deposit to the original amount set forth in Subsection 1(m). If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the deposit, or any balance thereof , shall be returned to Tenant after the following:

     (a) the time fixed as the expiration of the term of this Lease;

     (b) the removal of Tenant from the demised premises;

     (c) the surrender of the demised premises by Tenant to Landlord in accordance with this Lease; and

     (a) the time required for the escalation charges due pursuant to the Lease to have been computed by landlord and paid by Tenant.

     Except as otherwise required by law, Tenant shall not be entitled to any interest on the aforesaid deposit, In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the deposit or the remaining balance thereof, Landlord may return the deposit to the original Tenant, less of one or more assignments of this Lease. If Tenant receives notice of sale of the Building or Complex and a notice to attorn to the new owner, it shall look solely to the new owner for return of the deposit.

28.  MISCELLANEOUS.
     -------------

     (a) No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the demised premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

     (b) No waiver of any default of the Tenant hereunder shall be implied from any mission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

     (c) The words "Landlord" and "Tenant", wherever used in this lease, shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

     (d) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representative, successors and assigns in the event this lease has been assigned with the express written consent of the Landlord.

     (e) Submission of this instrument for examination does not constitute a reservation of or option for the premises. The instrument does not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant .

     (f) All amounts (unless otherwise provided herein, and other than the Adjusted Monthly Base Rent, which shall be due as hereinbefore provided) owed by the Tenant to the Landlord hereunder shall be deemed additional rent and be paid within ten (10) days from the date the Landlord renders statements of account therefor. All such amounts (including Adjusted Monthly Base Rent and additional rent) shall bear interest from the date due until the date paid at the rate of 2% above the prime rate of interest of The First National Bank of Chicago in effect on the date of payment, or at the maximum legal rate of interest, allowed by law, if such maximum legal rate is applicable and lower.

     (g) All riders attached to this Lease and initialed. by the Landlord and the Tenant are hereby made a part of this Lease as though inserted in this Lease,

     (h) The headings of sections are for convenience only and do not limit or construe the contents of the sections.

     (i) If the Tenant shall occupy the premises prior to the beginning of the term of this lease with the Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the premises.

     (j) Should any mortgage, leasehold or otherwise, require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this lease may be so modified.

     (k) The Tenant represents that the Tenant has dealt directly with and only with Julien J. Studley as broker on connection with this lease, and that insofar as the Tenant knows no other broker negotiated this lease or is entitled to any commission in connection therewith. Tenant indemnifies and holds Landlord, its beneficiaries, and their respective agents and employees harmless from all claim of any other broker or brokers who claim to have dealt with Tenant in connection with Lease.

     (l) The Tenant agrees that from time to time upon not less than ten (10) days prior request by the Landlord, the Tenant will deliver to the Landlord a statement in writing certifying (a) that this lease is unmodified and in full form and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications),
     (b) the dates to which the rent and other charges have been paid, and (c) that so far as the person making the certificate knows, the Landlord is not in default under any provisions of this Lease.

     (m) The Landlord's title is and always shall be paramount to the title of the Tenant, and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber such title.

     (n) The laws of the State in which the demised premises are located shall govern the validity, performance and enforcement of this Lease.

     (o) If any term, covenant or condition of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     (p) Landlord and Tenant agree that to the extent permitted by law, each shall and hereby does waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease.

     (q) There are no oral agreements between Landlord and Tenant affecting this Lease, and this lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this lease.

     (r) In the event the original Landlord hereunder, or any successor owner of the Complex, shall sell or convey the Complex, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall be terminated, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to each such new owner.

     (s) The term "Landlord", as used in this lease, means the legal entity which owns the beneficial interest in American National Bank & Trust Company of Chicago Trust No. 40935, which holds legal title to the complex, and any liability or obligation of landlord under this Lease shall be limited to its assets held in such trust and no owner of the beneficial interest in such trust shall be individually or personally liable for any claim arising out of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this lease the date first above written.

                                                       LANDLORD

                                     Continental Offices Ltd., as Agent for the owners of the beneficial interest in American National Bank & Trust Company of Chicago Trust No. 40935.


                                     By_______________________________________
                                     Its                             President


                                                       ATTEST


                                     By_______________________________________
                                     Its              Executive Vice President
                                                                        (SEAL)


                                                       TENANT


                                     By_______________________________________
                                     Its:


                                                       ATTEST


                                     By_______________________________________
                                     Its

                                     RIDER
                    TO LEASE AGREEMENT DATED JUNE 10, 1994
                                    BETWEEN
                         CONTINENTAL OFFICES LTD., AND

                        _______________________________

29. RENT CREDIT. Notwithstanding the foregoing, Tenant shall receive a rent credit totaling Two-Hundred-Seventy-One-Thousand-One-Hundred-Fifteen-and-00/100-
Dollars ($271,115.00) to be amortized over the entire lease term at Four-Thousand-Five-Hundred-Eighteen-and-58/100-Dollars ($4,518.58) per month.

30.  CONSTRUCTION.   Landlord shall provide a construction allowance of $20.00
per rentable square foot ($160,740.00). Should the construction costs be less 160,740.00, any unused construction dollars will be used toward rent credit.

31. ARCHITECTURAL/ENGINEERING. Landlord at its sole expense, shall furnish complete space plans, including all necessary revisions and advise on design related issues. Landlord, at its sole expense, shall furnish complete architectural working drawings including all mechanical, electrical and plumbing
plans.   Landlord's expenses for the space plans  and working drawings shall not reduce the amount of the construction allowance. Tenant shall be responsible for any costs related to changes to the working drawings once Tenant has furnished initial approval of said drawings. Landlord's architect shall warrant that the working drawings comply with applicable laws.

32. NON DISTURBANCE. Notwithstanding the foregoing, it shall be a condition of this Lease and a condition to the effectiveness of the subordination expressed above that the mortgagee or ground lessor, as the case may be, shall have executed and delivered to Tenant a Non-Disturbance agreement on the form customarily employed by such mortgagee or ground lessor, containing provisions reasonably acceptable to Tenant which shall provide that in the event of a foreclosure of any such mortgage or termination of any such lease the holder of such mortgage or the lessor under such lease will not attempt to terminate this Lease, make Tenant a party defendant to any such foreclosure or any way foreclose or otherwise extinguish or interfere with the rights of Tenant under mortgagee or ground lessor within ten (10) days after receipt of written request to do so from Landlord or such mortgagee or ground lessor.

33. RIGHT OF FIRST DISMISSAL. Provided this Lease is in full force and effect and that Tenant is not in material default hereunder, Tenant shall have a continuous right of first refusal on 1,686 rentable square feet contiguous to the east and south of the Premises on the north side of the first floor of Tower One and 4,500 rentable square feet on the west end of the south side of the first floor of Tower One as shown on the attached Exhibit 'C.

34. SIGNAGE. Tenant will be identified with its name on the monument signs located at the top of the entry drives leading to the Towers.

35. QUIET ENJOYMENT. Upon Tenant's paying the rent reserved hereunder and observing and performing all covenants, conditions and provisions on its part to be observed and performed under this Lease, Tenant shall have quiet possession of the premises for the entire term of this Lease.

36. RENEWAL OPTION. So long as there is no material default by Tenant at the time it exercises the option referred to herein and there is also no material default by Tenant at the expiration of the pending term of this lease, Tenant shall have the option to renew this lease for one (1) five (5) year term. Tenant shall exercise its option by written notice to Landlord nine (9) months prior to the expiration of the initial term. The terms and conditions during the renewal term shall be the same as those for the initial term, except that the rent for the renewal term shall be the rate published and in effect at the time Tenant renews the Lease.

37. SUBSTANTIAL COMPLETION. Construction of the demised premises or any portion thereof shall be considered substantially complete as of the date that construction is complete and in compliance with the construction contract documents except for punch list items. Construction shall not be considered substantially complete if there are any material deviations from the contract documents which would prevent Tenant from occupying and utilizing the demised premises for all of the purposes for which they are designed and constructed.

38. FAILURE TO GIVE POSSESSION. Continuation of Section 8 - Landlord shall, however, provide Tenant use of the existing training rooms located on the north side of the eighth floor of Tower Three as shown on the attached Exhibit 'D', at no cost to Tenant, until the Premises are ready for Tenant occupancy.

39. ACCESS TO PREMISES. Continuation of Section 12 - Tenant sell have access to the premises twenty-four (24) hours per day, three-hundred-sixty-five (365) days per year.

40. ASSIGNMENT - SUBLETTING. Continuation of Section 17(a) - Notwithstanding anything to the contrary contained in this Section 17, Tenant all have the right to sublease and or assign its interest in this Lease to any parent, subsidiary, or affiliated company of Tenant or Tenant's parent without the approval of Landlord and without affecting the validity of this lease or violating any restrictions on subleasing or assignment contained herein as long as any such parent, subsidiary or affiliated occupancy of Tenant does not conflict with exclusive rights granted to other tenants in the Building or Complex and as long as such parent, subsidiary or affiliated company of Tenant is as financially viable as Tenant.